Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236739) and on Form S-8 (Nos. 333-201737 and 333-221962) of Medtronic plc of our report dated June 25, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 25, 2021